UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2018

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 17th Street Office 3118, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 8, 2018, MassRoots, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). A total of 143,620,501 shares of common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on Proposals 1, 3, 4, 5 and 6. To allow additional time for stockholders to vote on Proposal 2, the Company adjourned the meeting with respect to such proposal until June 15, 2018. This Current Report on Form 8-K will be amended to report the results of Proposal 2 once the final results are received by the Company. The final results for Proposals 1, 3, 4, 5 and 6, as set forth in the Definitive Proxy Statement, filed with the SEC on May 11, 2018, are as follows:

Proposal 1. At the Annual Meeting, the terms of all four members of the Board of Directors expired. All of the four nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Isaac Dietrich	74,661,548	873,713	68,085,240
Charles R. Blum	75,205,960	329,301	68,085,240
Cecil Kyte	75,202,335	332,926	68,085,240
Graham Farrar	75,295,394	239,867	68,085,240

Proposal 3. At the Annual Meeting, the stockholders approved the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the reservation of 25,000,000 shares of common stock for issuance thereunder. The result of the votes to approve the 2018 Plan was as follows:

For	Against	Abstain	Broker Non-Vote
72,130,212	3,048,618	356,431	68,085,240

Proposal 4. At the Annual Meeting, the stockholders approved the ratification of the appointment of RBSM LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2018. The result of the votes to approve RBSM LLP was as follows:

For	Against	Abstain
141,720,438	922,258	977,805

Proposal 5. At the Annual Meeting, the stockholders approved an advisory vote on executive compensation. The result of the votes to approve the advisory vote on executive compensation was as follows:

For	Against	Abstain	Broker Non-Vote
74,088,498	1,085,617	361,146	68,085,240

Proposal 6. At the Annual Meeting, the stockholders approved a three-year frequency for holding an advisory vote on executive compensation. The result of the votes to approve the three-year frequency was as follows:

1 Year	2 Years	3 Years	Abstain
7,396,731	587,682	66,573,586	977,262

Item 7.01 Regulation FD Disclosure.

On June 13, 2018 the Company issued a press release announcing the results of the Annual Meeting and adjournment regarding Proposal 2.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K. The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 13, 2018

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: June 13, 2018	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer